EXHIBIT 10.1

Helius

MEDICAL

August 29, 2019

Ms. Jennifer Laux

741 Meadowcreek Circle Lower Gwynedd, PA 19002

Re: Separation Agreement Dear Jen:

This letter sets forth the substance of the separation agreement (the "Agreement") which Helius Medical, Inc, (the "Company") is offering to you to aid in your employment transition. For purposes of this Agreement, references to the "Company" shall include affiliates of the Company.

I.Separation. Due to position elimination, your last day of work with the Company and your employment termination date will be Friday, August 30, 2019 (the "Separation Date"). The Company will not contest any claim that you might make for unemployment compensation benefits after that time.

2.Severance Payment. If you execute this Agreement, and fully comply with your obligations hereunder, the Company will make twenty-four severance payments to you in the bi-monthly, gross amount of $15,066.67 for twelve months following the Separation Date. These payments will be subject to standard payroll deductions and withholdings and will be made on the Company’s ordinary payroll dates, beginning with the first such date which occurs at least eight (8)  business days  following  the  Company's  receipt  of  your  executed  Agreement.  The Company is offering severance to you in reliance on Treasury Regulation Section 1.409A l(b)(9) and the short-term deferral exemption in Treasury Regulation Section l.409A-l(b)(4). Any payments made in reliance on Treasury Regulation Section l.409A-l(b)(4) will be made not later than November 15, 2020.  For  purposes  of Code Section 409A, your right to receive any installment payments under this letter (whether severance payments, reimbursements  or  otherwise)  shall  be  treated  as  a right to receive a series of separate payments and,  accordingly,  each  installment payment hereunder shall at all times be considered a separate and distinct payment.

3.Benefit Plans. If you are currently participating in the Company's group health insurance plans, your participation in the plan will end on August 31, 2019. Thereafter, you may continue participation in Helius' group medical and dental plans in accordance with the provisions offered under the Consolidated Omnibus Budget Reconciliation Act (COBRA). Notification of COBRA continuation and the ability to elect for such coverage has been provided under separate cover. Notwithstanding the above, your participation in Helius' group life insurance and long-term disability insurance will cease as of August 31, 2019.

4. 401(k) Retirement Plan. If you participate in the Company's 401(k) retirement plan, deductions for the 401(k) Plan will end with your last regular paycheck on August 30, 2019. You will receive information by mail concerning 40l(k) plan rollover procedures should you be a participant in this program.

5.Stock Options. The 150,000 options granted to you under the 2018 Omnibus Stock Incentive Plan will fully vest as of your Separation Date. You will have 90 days from your Separation Date to exercise your vested options.

6.Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance, incentive pay, vacation pay, or any other benefits after the Separation Date.

7.Expense Reimbursements. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for reasonable business expenses pursuant to its regular business practice.

8.Return of Company Property. By September 5, 2019, you agree to return to the Company all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and  forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers),  credit  cards,  entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Please coordinate return of Company property with Human Resources. Receipt of the severance benefits described in Section 3 of this Agreement is expressly conditioned upon return of all Company Property.

9.Proprietary Information and Post-Termination Obligations. Both during and after your employment you will refrain from any unauthorized use or disclosure of the Company's proprietary or confidential information or materials. Confidential information that is also a "trade secret," as defined by law, may be disclosed (A) if it is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney  and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, in the event that you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the trade secret to your attorney and use the trade secret information  in the court  proceeding, if you: (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order.

10.Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) you may disclose this Agreement in confidence to your attorney, accountant, auditor, tax preparer, and financial advisor; and (c) you may disclose this Agreement insofar as such disclosure may be required by law , so long as you first provide Company ,with written notice of your intent to make such disclosure at least five business days prior to such disclosure, to the extent not prohibited by law. Notwithstanding the foregoing, nothing in this Agreement shall limit your right to voluntarily communicate, without prior notice to the Company, with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, other federal government agency or similar state or local agency or to discuss the terms and conditions of yow- employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.

11.

Non-Disparagement. You agree not to disparage the Company, and the Company's attorneys, officers, directors, managers, partners, employees, agents and affiliates, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you  may  respond accurately and fully to any question, inquiry or request for information  when required by legal process. Notwithstanding the  foregoing,  nothing  in  this Agreement shall limit your right to voluntarily communicate with the Equal Employment Opportunity Commission , United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, other federal government agency or similar state or local agency or  to discuss the terms and conditions  of your employment  with others to the extent expressly  permitted by Section 7 of the National Labor Relations Act   Similarly, the Company will instruct the current Officers of the Company, Philippe Deschamps, Jonathan Sackier, and Joyce LaViscount not to make any statements which are intended or  reasonably likely to disparage you in any manner likely to be harmful to you or your business, business reputation or personal reputation.

12.Cooperation after Termination. During the time that you are receiving payments under this Agreement, you agree to cooperate fully with the Company in all matters relating to the transition  of  your work and responsibilities  on behalf of the Company , including, but not limited to, any present, prior or subsequent relationships and the orderly transfer of any such work and institutional knowledge to such other persons as may be designated by the Company, by making yourself reasonably available during regular business hours.

13.Covenant not to Voluntarily Participate in Claims Against the Company. Except as set forth in Section 14, you agree not to voluntarily assist or participate in any way in the filing, reporting or prosecution by you or any third party of a proceeding or Claim (as defined in Section 14) against the Company Parties (as defined in Section 14).

14.Release. In exchange for the payments and  other  consideration  under this Agreement, to which you would not otherwise be entitled, and except as otherwise set forth in this Agreement, you, on behalf of yourself and, to the extent permitted by law, on behalf of your spouse,  heirs,  executors,  administrators, assigns, insurers, attorneys and other  persons or entities, acting or purporting to act on your behalf (collectively, the "Employee Parties"), hereby generally and completely release, acquit and forever discharge the Company, its parents and subsidiaries, and its and their officers, directors, managers, partners, agents, representatives, employees, attorneys, shareholders, predecessors,  successors, assigns, insurers and affiliates (the "Company Parties") of and from any and all claims, liabilities, demands , contentions, actions, causes of action, suits, costs, expenses, attorneys' fees, damages, indemnities,  debts,  judgments,  levies, executions and obligations of every kind and nature, in law, equity,  or otherwise, both known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct  at  any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly  or indirectly  arising  out of  or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form  of compensation; claims pursuant to any federal, state or local law, statute, or cause of action; tort law; or contract law (individually a "Claim" and collectively "Claims") . The Claims you are releasing and waiving in this Agreement include, but are not limited to, any and all Claims that any of the Company Parties:

•	has violated its personnel policies, handbooks, contracts of employment, or covenants of good faith and fair dealing;

•has discriminated against you on the basis of age, race, color, sex (including sexual harassment), national origin, ancestry, disability, religion, sexual orientation, marital status, parental status, source of income, entitlement to benefits, any union activities or other protected category in violation of any local, state or federal law, constitution, ordinance, or regulation, including but not limited to: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; 42 U S.C. § 1981, as amended; the Equal Pay Act; the Americans With Disabilities Act; the Genetic Information Nondiscrimination Act; the Family and Medical Leave Act; the Pennsylvania Human Relations Act; the Pennsylvania Equal Pay Law; the Pennsylvania Wage Payment and Collection Law; the Pennsylvania Whistleblower Law; the Employee Retirement Income Security Act; the Employee Polygraph Protection Act; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the anti retaliation provisions of the Sarbanes-Oxley Act, or any  other  federal  or state law regarding whistleblower retaliation; the Lilly Ledbetter Fair Pay Act; the Uniformed Services Employment and Reemployment Rights  Act; the Fair Credit Reporting Act; and the National Labor Relations Act; has violated any statute, public policy or common law (including but not limited to Claims for retaliatory discharge; negligent hiring, retention or supervision; defamation; intentional or negligent infliction of emotional distress and/or mental anguish; intentional interference with contract; negligence; detrimental reliance; loss  of consortium  to you  or any member of your family and/or promissory estoppel).

Notwithstanding the foregoing, other than events expressly contemplated by this Agreement you do not waive or release rights or Claims that may arise from events that occur after the date this waiver is executed. Also excluded from this Agreement are any Claims which cannot be waived by law, including, without limitation, any rights you may have under applicable workers' compensation laws and your right, if applicable, to file or participate in an investigative proceeding of  any  federal,  state or local governmental agency. Nothing in this Agreement shall prevent you from filing, cooperating with, or participating in any proceeding  or investigation  before the Equal Employment Opportunity Commission, United States Department  of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal government agency, or similar state or local agency ("Government Agencies"), or exercising any rights pursuant to Section 7 of  the National  Labor Relations  Act. You further understand this Agreement does not limit your ability to voluntarily communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without  notice  to  the Company. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, you are othe1wise waiving, to the fullest extent  permitted  by  law, any and all rights you may have to individual relief based on any Claims that you have released and any rights you have waived by signing this Agreement. If any Claim is not subject to release, to the extent  permitted  by law,  you waive any  right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party  action  or  proceeding based on such a Claim in which any of the Company Parties is a party. This Agreement does not abrogate your existing rights under any Company benefit  plan or any plan or agreement related to equity ownership in the Company; however, it does waive, release and forever discharge Claims existing as  of  the  date  you execute this Agreement pursuant to any such plan or agreement.

15.Your Acknowledgments and Affirmations.You acknowledge and agree that (i) the consideration given to you in exchange for the waiver and release in this Agreement is in addition to anything of value to which you were already entitled; (ii) that you have been paid for all time worked, have received  all the leave, leaves of absence and leave benefits and protections for which you  are eligible, and have not suffered any on-the-job injury for which you have not already filed a Claim; (iii) you have been given 60 days from the date of this Agreement to read and consider the terms set forth in this Agreement and to consult an attorney or advisor of your choosing; and (iv) you are knowingly and voluntarily executing this Agreement waiving and releasing any Claims you may have as of the date you execute it. You affirm that all of the decisions of the Company  Parties  regarding your pay and benefits through the date of  your execution  of this Agreement  were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law. You affirm that you have not filed or caused to be filed, and are not presently a party to, a Claim against any of the Company Parties. You further affirm that you have no known workplace injuries or occupational diseases. You acknowledge and affirm that you have not  been retaliated against for reporting any allegation of corporate fraud  or  other wrongdoing by any of the Company Parties, or for exercising  any  rights protected by law, including any rights protected by the Fair Labor Standards Act, the Family Medical Leave Act, or any related statute or local leave  or  disability  accommodation laws, or any applicable state workers' compensation law .

16.No Admission. This Agreement does not constitute an admission by the Company of any wrongful action or violation  of any federal, state, or local statute,  or common law rights, including those relating to the provisions of any law  or statute concerning employment actions, or of any other  possible  or  claimed violation of law or rights.

17.Breach. You agree that upon any breach of this Agreement you will repay all amounts paid and/or forfeit any remaining amounts owing to you under this Agreement. Further, you acknowledge that it may be impossible to assess the damages caused by your violation of the terms of Sections 9, 10, 11 and 13 of this Agreement and Section 7 of the Employment Agreement  ("Employment Agreement") between you and the Company dated July 9, 2019 and further  agree that any threatened or actual violation or breach of those Sections of this Agreement or Section 7 of the Employment Agreement will constitute immediate  and irreparable injury to the Company. You therefore agree that any such breach of this Agreement or the Employment Agreement is a material breach of this Agreement, and, in addition to any and all other damages and remedies available to the Company upon your breach of this Agreement, the Company shall be entitled to an injunction to prevent you from violating or breaching this Agreement.  You  agree that if the Company is successful in whole or part in any legal or equitable action against you under this Agreement, you agree to pay all of the costs, including reasonable attorneys' fees, incurred by the Company in enforcing the terms of this Agreement.

18.Miscellaneous. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company withregard to this subject matter. It is entered without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania as applied to contracts made and to be performed entirely within Pennsylvania.

If this Agreement is acceptable to you, please sign below and return it to Ellyn Ito, VP Human Resources, on or before October 30, 2019. The Company's offer contained herein will automatically expire if we do not receive the fully signed Agreement within this timeframe.

I wish you good luck in your future endeavors.

Sincerely,

HELIUS MEDICAL, INC

By: /s/ Joyce LaViscount

AGREED AND ACCEPTED:

/s/ Jennifer Laux 9/15/19